Contact:

Mary Coleman Carney Noensie

Savient Pharmaceuticals, Inc. Burns McClellan

information@savient.com cnoensie@burnsmc.com

(732) 418-9300 (212) 213-0006

Savient Pharmaceuticals Reports Second Quarter 2010 Financial Results

Ends First half of 2010 with $89 million in Cash and Short-Term Investments

EAST BRUNSWICK, N.J., August 3, 2010 - Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today reported financial results for the three and six months ended June 30, 2010. The net loss for the second quarter of 2010 was $5.0 million, or $0.07 per basic and diluted share, on total revenues of $1.0 million, compared with a net loss of $54.8 million, or $0.92 per basic and diluted share on total revenues of $0.7 million for the second quarter of 2009. The net loss for the first six months of 2010 was $13.3 million, or $0.20 per basic and diluted share on total revenues of $2.1 million compared with a net loss of $76.8 million, or $1.35 per basic and diluted share, on total revenues of $1.8 million for the same period in 2009. We ended the quarter with $89.0 million in cash and short-term investments, a decrease of $6.0 million for the quarter and $19.2 million since December 31, 2009.

Operational Highlights:

  Completed and submitted to the Food and Drug Administration (FDA) the final six-month real-time stability analysis from the three consecutive validation batches of KRYSTEXXA™ (pegloticase). The FDA requested that this data package be submitted to the FDA at least 30 days prior to the Prescription Drug User Fee Act (PDUFA) action date of September 14, 2010. This data package was submitted on July 28, 2010.

  Presented two abstracts and posters disclosing quality of life and utility index calculations in refractory chronic gout patients treated with KRYSTEXXA as well as gout practice and treatment patterns at the European League Against Rheumatism (EULAR) 2010 Annual Congress.

  Submitted three manuscripts to peer review journals and seven abstracts to the American College of Rheumatology (ACR) presenting a broad range of our Phase 3 and Open Label Extension Study clinical and related data.

  Submitted a Pediatric Investigational Plan (PIP) to the European Medicines Agency (EMA) and received the Committee's comments on the proposed Pediatric Plan. The approval of the PIP is the gating event in our efforts to submit a marketing authorization application in Europe, late year-end 2010.

Financial Results of Operations for the Three Months Ended June 30, 2010

Total revenues increased $0.3 million, or 45%, to $1.0 million for the three months ended June 30, 2010, as compared to $0.7 million for the three months ended June 30, 2009. Net sales of our branded product Oxandrin® increased by $0.6 million for the three months ended June 30, 2010 versus the same period in the prior year due primarily to higher prior year experience adjustments relating to reserves for product returns and customer rebates. Partially offsetting the higher net sales variance were $0.3 million in lower sales of our authorized generic product oxandrolone resulting from increased generic competition.

Research and development expenses decreased by $4.4 million, or 38%, to $7.2 million for the three months ended June 30, 2010, from $11.6 million for the three months ended June 30, 2009. The lower expenses resulted from higher prior year expense of $2.0 million for consulting services primarily associated with our preparation for the June 2009 FDA Advisory Committee meeting for KRYSTEXXA. Additionally, clinical trial costs were lower by $1.1 million resulting from the wind down of the Open Label Extension Study for KRYSTEXXA during 2009.

Selling, general and administrative expenses decreased $2.8 million, or 38%, to $4.6 million for the three months ended June 30, 2010, from $7.4 million for the three months ended June 30, 2009. The decrease was primarily due to $2.0 million in lower marketing expenses as the prior year included costs associated with our preparation for the possible commercial launch of KRYSTEXXA during that period.

Other income, net for the second quarter of 2010 was $6.1 million compared with other expense, net of $36.1 million for the second quarter of 2009, an increase to income of $42.2 million primarily as a result of the mark-to-market valuation adjustment to our warrant liability. We recorded a $6.2 million gain due to the depreciation in fair market value of our warrants during the three months ended June 30, 2010 that resulted from a reduction in the remaining term of the warrants coupled with a lower price per share of our common stock. Additionally, we recorded a $35.9 million loss on the mark-to-market valuation adjustment to our warrant liability during the three months ended June 30, 2009, resulting from appreciation in the fair market value of our warrants during that quarter.

Financial Results of Operations for the Six Months Ended June 30, 2010

Total revenues increased $0.3 million, or 18%, to $2.1 million for the six months ended June 30, 2010, as compared to $1.8 million for the six months ended June 30, 2009. Gross sales of Oxandrin decreased by $0.4 million, or 29%, to $1.1 million for the six months ended June 30, 2010, from $1.5 million for the six months ended June 30, 2009. The decrease was due to lower overall demand for the product resulting from increased generic competition. Net sales of Oxandrin increased by $0.9 million for the six months ended June 30, 2010 versus the prior year due to higher prior year experience adjustments relating to reserves for product returns and customer rebates. Partially offsetting the higher net sales of Oxandrin were $0.6 million in lower sales of oxandrolone resulting from increased generic competition.

Research and development expenses decreased by $10.8 million, or 44%, to $13.6 million for the six months ended June 30, 2010, from $24.4 million for the six months ended June 30, 2009. The lower expenses resulted from a $1.9 million decrease in manufacturing development related expenses including $1.7 million of costs associated with the production of commercial batches of pegloticase active pharmaceutical ingredient (API) by our third-party manufacturer, Bio-Technology General (Israel) Ltd. (BTG) and $1.6 million of costs associated with technology transfer expenses at Diosynth RTP, our potential secondary source supplier of pegloticase API, during the six months ended June 30, 2009. Partially offsetting these lower manufacturing development expenses was a $1.5 million increase in PEG raw material purchases during the six months ended June 30, 2010. The decrease in research and development expenses also resulted from higher prior year expense of $3.0 million for consulting services primarily associated with our preparation for the June 2009 FDA Advisory Committee meeting for KRYSTEXXA. Additionally, compensation expense was lower by $3.9 million resulting from decreased headcount due to our reduction in force initiative implemented in September 2009 coupled with severance costs recorded in the prior year period.

Selling, general and administrative expenses decreased $7.4 million, or 44%, to $9.5 million for the six months ended June 30, 2010, from $16.9 million for the six months ended June 30, 2009. The decrease was primarily due to $3.4 million in lower marketing expenses as the prior year included costs associated with our preparation for the possible commercial launch of KRYSTEXXA during that period. Additionally, the lower costs reflected a decrease of $1.9 million in compensation related expenses resulting from the reduction in force initiative implemented in September 2009 coupled with severance costs recorded in the prior year period.

Other income, net for the six months ended June 30, 2010 was $8.2 million compared with other expense, net of $36.2 million for the six months ended June 30, 2009, an increase to income of $44.4 million, primarily as a result of the mark-to-market valuation adjustment to our warrant liability. We recorded a $8.3 million gain due to the depreciation in fair market value of our warrants during the six months ended June 30, 2010 that resulted from a reduction in the remaining term of the warrants coupled with a lower price per share of our common stock. Additionally, we recorded a $35.9 million loss on the mark-to-market valuation adjustment to our warrant liability during the six months ended June 30, 2009, resulting from appreciation in the fair market value of our warrants during that period.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we use the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission (SEC): non-GAAP net loss and non-GAAP loss per basic and diluted share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this press release exclude the accounting treatment of valuation adjustments associated with our outstanding warrants to purchase shares of our common stock, these non-GAAP measures should not be relied upon independently.

Partially offsetting our net loss for the quarter ended June 30, 2010 is a non-cash gain of $6.2 million due to a valuation adjustment relating to warrants that we issued in connection with our April 2009 registered direct offering. On a non-GAAP basis, excluding the $6.2 million valuation adjustment, our net loss for the second quarter of 2010 was $11.2 million, or $0.17 per basic and diluted share, compared with a non-GAAP net loss for the second quarter of 2009 of $18.9 million, or $0.32 per basic and diluted share.

Partially offsetting our net loss for the six months ended June 30, 2010 is a non-cash gain of $8.3 million due to a valuation adjustment relating to warrants that we issued in connection with our April 2009 registered direct offering. On a non-GAAP basis, excluding the $8.3 million valuation adjustment, our net loss for the six months ended June 30, 2010 was $21.6 million, or $0.32 per basic and diluted share, compared with a non-GAAP net loss for the same period in 2009 of $40.9 million, or $0.72 per basic and diluted share.

Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and our competitors' operating results. We believe that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Below is a reconciliation of the non-GAAP net loss and loss per basic and diluted share amounts presented in this press release to the GAAP net loss and loss per basic and diluted share amounts presented in this press release (amounts in millions except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP net loss	$(5.0)	$(54.8)	$(13.3)	$(76.8)
Impact of change in warrant valuation	6.2	(35.9)	8.3	(35.9)

Non-GAAP net loss	$(11.2)	$(18.9)	$(21.6)	$(40.9)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP loss per basic and diluted share	$(0.07)	$(0.92)	$(0.20)	$(1.35)
Impact of change in warrant valuation	0.10	(0.60)	0.12	(0.63)

Non-GAAP loss per basic and diluted share	$(0.17)	$(0.32)	$(0.32)	$(0.72)

CONFERENCE CALL

Savient's management team will host a live conference call and webcast on Wednesday, August 4, 2010 at 9:00 a.m. Eastern Time to review the second quarter 2010 financial results. To participate by telephone, please dial 888-357-3694 (Domestic) or 973-890-8276 (International). The conference identification number is 90977066. The live and archived webcast can be accessed on the investor relations section of the Savient website at www.savient.com. Please log on to Savient's website fifteen minutes prior to the start of the call to ensure adequate time for any downloads that may be necessary.

A telephone replay will be available from 12:00 p.m. Eastern Time on August 4, 2010 through 11:59 p.m. Eastern Time on August 18, 2010 by dialing 800-642-1687 (Domestic) or 706-645-9291 (International) and entering conference ID number 90977066.

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing KRYSTEXXA™ (pegloticase) for the treatment of chronic gout in patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA, formerly referred to as Puricase®, from Duke University and Mountain View Pharmaceuticals, Inc. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc.

FORWARD LOOKING STATEMENT

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the FDA's review of our resubmitted KRYSTEXXA™ or pegloticase biologics license application or BLA, and whether our BLA resubmission, combined with the submissions made and planned by our third party contract manufacturer, fully addresses the deficiencies and observations raised and provides the additional materials requested in the complete response letter that we received from the FDA on July 31, 2009, which were further clarified in our meeting with the FDA on September 14, 2009, any data concerning the efficacy and safety of KRYSTEXXA, our preparations for regulatory submissions for KRYSTEXXA outside the United States, our work with secondary supply sources and the timing of FDA action with respect to the BLA resubmission and potential FDA marketing approval for KRYSTEXXA are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, our Phase 3 clinical data, our current understanding of the complete response letter and on current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, whether we are able to find a buyer for Savient, whether we are able to reach agreement on a definitive acquisition agreement with such a buyer, whether the conditions to closing in any such definitive agreement are satisfied, the possibility that the FDA may raise further issues regarding the BLA for KRYSTEXXA or require that we conduct additional clinical trials; reliance on third parties to manufacture, market and distribute many of our products; our ability to commercialize and market acceptance of KRYSTEXXA; difficulties in obtaining financing; potential development of alternative or more effective products by competitors; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release to shareholders. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

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SVNT-I

(Tables to Follow)

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SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$69,107	$108,172
Short-term investments	19,872	3
Accounts receivable, net	1,072	352
Inventories, net	574	585
Recoverable income taxes	-	2,006
Prepaid expenses and other current assets	1,474	1,402

Total current assets	92,099	112,520

Deferred income taxes, net	4,200	4,200
Property and equipment, net	794	993
Other assets (including investments and restricted cash)	1,290	1,295

Total assets	$98,383	$119,008

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,759	$7,915
Deferred revenues	431	73
Warrant liability	14,046	24,239
Other current liabilities	11,013	12,473

Total current liabilities	27,249	44,700

Other liabilities	10,215	10,109
Commitments and contingencies
Stockholders' Equity:
Preferred stock-$.01 par value 4,000,000 shares authorized; no shares issued	-	-
Common stock-$.01 par value 150,000,000 shares authorized; 67,592,000 issued and outstanding at June 30, 2010 and 66,933,000 shares issued and outstanding at December 31, 2009	676	669
Additional paid-in-capital	316,015	305,994
Accumulated deficit	(255,773)	(242,467)
Accumulated other comprehensive income	1	3

Total stockholders' equity	60,919	64,199

Total liabilities and stockholders' equity	$98,383	$119,008

SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Product sales, net	$987	$679	$2,080	$1,764
Other revenues	-	1	-	4

	987	680	2,080	1,768

Cost and expenses:
Cost of goods sold	381	372	577	863
Research and development	7,233	11,638	13,563	24,401
Selling, general and administrative	4,553	7,397	9,499	16,865

	12,167	19,407	23,639	42,129

Operating loss	(11,180)	(18,727)	(21,559)	(40,361)
Investment income (expense), net	31	(27)	49	(229)
Other income (expense), net	6,139	(36,055)	8,204	(36,168)

Loss before income taxes	(5,010)	(54,809)	(13,306)	(76,758)
Income tax benefit	-	-	-	-

Net loss	$(5,010)	$(54,809)	$(13,306)	$(76,758)

Loss per common share:
Basic and diluted	$(0.07)	$(0.92)	$(0.20)	$(1.35)

Weighted-average number of common and common equivalent shares:
Basic and diluted	66,906	59,594	66,634	56,804